                                  EXHIBIT 23
                              CONSENTS OF EXPERTS
                        Consent of Arthur Andersen LLP
                       Consent of Coopers & Lybrand LLP


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

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement for Massachusetts Mutual Life Insurance Company.



                              Arthur Andersen LLP



Hartford, Connecticut
April 9, 1997

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

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Policyholders of Connecticut Mutual Life Insurance Company


We have audited the accompanying balance sheet of Connecticut Mutual Life Insurance Company (the Company) as of December 31, 1995, and the related statements of operations, surplus and cash flows for each of the two years in the period ended December 31, 1995 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our originally issued report dated February 15, 1996, we expressed an opinion that the 1995 financial statements, prepared using accounting practices prescribed or permitted by the Insurance Department of the State of Connecticut, presented fairly, in all material respects, the financial position of the Company as of December 31, 1995, and the results of its operations, and its cash flows for each of the two years in the period ended December 31, 1995 in conformity with generally accepted accounting principles. As described in Note 1 to the financial statements, pursuant to the provisions of Statement of Financial Accounting Standards No. 120 (SFAS No. 120), Accounting and Reporting by Mutual Life Insurance Enterprises and by Insurance Enterprises for Certain Long-Duration Participating Contracts, financial statements of mutual life insurance enterprise for periods ending on or before December 15, 1996, prepared using accounting practices prescribed or permitted by insurance regulators (statutory financial statements) are no longer considered presentations in conformity with generally accepted accounting principles when presented for comparative purposes with the enterprise's financial statements for periods subsequent to the effective date of SFAS No. 120. Accordingly, our present opinion on the presentation of the 1995 financial statements in accordance with generally accepted accounting principles, as presented herein, is different from that expressed in our previous report.

In our opinion, because of the effects of the matter discussed in the preceding paragraph, the financial statements referred to above do not present fairly, in accordance with generally accepted accounting principles, the financial position of Connecticut Mutual Life Insurance Company as of December 31, 1995, or the results of its operations and its cash flows for each of the two years in the period ended December 31, 1995.

In our opinion, the financial statements referred to above do present fairly, in all material respects, the financial position of Connecticut Mutual Life Insurance Company as of December 31, 1995 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1995 in conformity with accounting practices prescribed or permitted by the Insurance Department of the State of Connecticut.



                              Arthur Andersen LLP



Hartford, Connecticut
February 15, 1996

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

CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
Massachusetts Mutual Life Insurance Company



We consent to the inclusion in this registration statement on Form S-1 (File No. 33-84802) of our report, which includes explanatory paragraphs relating to the use of statutory accounting practices, which practices are no longer considered to be in accordance with generally accepted accounting principles, and the change in our opinion for prior years, dated February 7, 1997 on our audits of the statutory financial statements and statutory financial statement schedules of Massachusetts Mutual Life Insurance Company. We also consent to the reference to our Firm under the caption "Experts."



                                         Coopers & Lybrand L.L.P.



Springfield, Massachusetts

April 9, 1997

REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
Massachusetts Mutual Life Insurance Company

We have audited the accompanying statutory financial statements and statutory financial statement schedules of Massachusetts Mutual Life Insurance Company, listed in Item XI of this Form S-1. These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits. We did not audit the financial statements of Connecticut Mutual Life Insurance Company for the year ended December 31, 1995, or for each of the two years in the period ended December 31, 1995, which, after restatements for the 1996 pooling of interest, reflect 25% of assets as of December 31, 1995, 26% and 26% of revenue, and 22% and 6% of net gain from operations for the years ended December 31, 1995 and 1994, respectively. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amount included for Connecticut Mutual Life Insurance Company, is based solely on the report of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

As described in Note 1 to the financial statements, the Company prepared these financial statements using statutory accounting practices of the National Association of Insurance Commissioners and the accounting practices prescribed or permitted by the Division of Insurance of the Commonwealth of Massachusetts and, prior to 1996, the Department of Insurance of the State of Connecticut, which practices differ from generally accepted accounting principles. The effects on the financial statements of the variances between the statutory basis of accounting and generally accepted accounting principles, although not determinable at this time, are presumed to be material.

In our report dated February 5, 1996, we expressed our opinion that the 1995 and 1994 financial statements, prepared using statutory accounting practices, presented fairly, in all material respects, the financial position of the Massachusetts Mutual Life Insurance Company as of December 31, 1995, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1995 in conformity with generally accepted accounting principles ("GAAP"). As described in Note 1 to the financial statements, financial statements of mutual life insurance enterprises issued or reissued after 1996, and prepared in accordance with statutory accounting principles, are no longer considered to be presentations in conformity with GAAP. Accordingly, our present opinion on the 1995 and 1994 statutory financial statements as presented herein is different from that expressed in our previous report.

In our opinion, because of the effects of the matter discussed in the third paragraph, the financial statements referred to above do not present fairly, in conformity with generally accepted accounting principles, the financial position of Massachusetts Mutual Life Insurance Company at December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996.

In our opinion, based upon our audits and the report of the other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Massachusetts Mutual Life Insurance Company at December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, on the statutory basis of accounting described in Note 1. In addition, in our opinion, the statutory financial statement schedules referred to above, when considered in relation to the basic statutory financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.

                                         Coopers & Lybrand L.L.P.

Springfield, Massachusetts
February 7, 1997

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